UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ____________________________________________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 19, 2004


                  INTERNATIONAL TRUST & FINANCIAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


                                     FLORIDA
         (State or other jurisdiction of incorporation or organization)


                000-31507                            06-1588136
         (Commission File Number)        (IRS Employer Identification No.)

9103 EMMOTT ROAD, BUILDING 6, SUITE A,
           HOUSTON TEXAS                               77040
    (principal executive offices)                    (Zip Code)


                                 (713) 466-6585
              (Registrant's telephone number, including area code)

           1024 South Greenville Avenue, Suite 240, Allen, Texas 75002 (Former name or former address if changed since last report)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     On January 19, 2004, a change in control of the Registrant occurred as the result of the acquisition of the capital stock of the Registrant by Wilbert H. Marmion and Steven F. Owens.

     Pursuant to that certain Purchase and Escrow Agreement dated November 12, 2003, by and between the Registrant, Wilbert H. Marmion, and J. Bennett Grocock, P.A., a copy of which is attached as an exhibit to this Report, on January 19, 2004, Mr. Marmion acquired 2,360,430 shares of the common stock of the Registrant and 2,870,000 shares of the preferred stock of the Registrant. Each preferred share is convertible into 40 shares of the common stock of the Registrant and each preferred share has the same voting rights as 40 shares of the common stock of the Registrant. All of the common and preferred shares acquired by Mr. Marmion carried a legend restricting the transfer thereof under the Securities Act of 1933, as amended. Mr. Marmion used $20,000 of his personal funds as consideration for the common and preferred shares purchased by him pursuant to the Purchase and Escrow Agreement.

     On January 19, 2004, Mr. Owens acquired 2,999,855 shares of the free-trading common stock of the Registrant. Mr. Owens acquired these shares from 10 shareholders of the Registrant. As consideration, Mr. Owens used $29,000 of his personal funds.

     Additionally, with the consummation of the stock purchase transactions, Tim
B. Smith and David A. Pells resigned their positions as officers and directors of the Registrant. Wilbert H. Marmion was elected the sole director of the Registrant in their place and stead.

     Security Ownership of Certain Beneficial Owners and Management. The following table sets forth, as of February 24, 2004, information concerning ownership of the Registrant's securities by:

- Each person who owns beneficially more than five percent of the outstanding shares of the Registrant's common stock;

-    Each  director;

-    Each  named  executive  officer;  and

-    All  directors  and  officers  as  a  group.

                                SHARES BENEFICIALLY OWNED (2)                 PERCENT
                                -----------------------------                 -------
                                NUMBER OF        NUMBER OF           PERCENT             PERCENT
NAME OF BENEFICIAL OWNER         COMMON      PREFERRED SHARES   OF COMMON SHARES   OF PREFERRED SHARES
(1)                              SHARES      -----------------  -----------------  --------------------
----------------------------  -------------
Wilbert H. Marmion (3) . . .      2,360,430          2,870,000              7.05%                  100%
All directors and executive
officers as a group (one
person). . . . . . . . . . .      2,360,430          2,870,000              7.05%                  100%
                              =============  =================  =================  ====================
Steven F. Owens (4). . . . .      2,999,565                  0              8.96%                    0%

__________________
(1) Unless otherwise indicated, the address for each of these stockholders is c/o International Trust and Financial Systems, Inc., 9103 Emmott Road, Building 6, Suite A, Houston Texas. Please see Item 5 of this Current Report for information regarding address change. Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to the shares of the Registrant's common stock which he or she beneficially owns.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. As of the date of this Current Report, there were issued and outstanding 33,464,901 shares of the Registrant's common stock, par value $0.001 per share, and 2,870,000 shares of the Registrant's convertible preferred stock, par value $0.001 per share.
(3) Mr. Marmion owns 2,360,430 shares of the common stock of the Registrant and 2,870,000 shares of the preferred stock of the Registrant. Each preferred share is convertible into 40 shares of the common stock of the Registrant and each preferred share has the same voting rights as 40 shares of the common stock of the Registrant. As a result, Mr. Marmion has the power to vote 117,160,430 shares of the common stock of the Registrant which number exceeds the total issued and outstanding shares of Registrant's common stock.
(4) Mr. Owens is the President, Chief Financial Officer and a Director of American Fire Retardant Corp., a Nevada corporation. Mr. Owens' business address is 9316 Wheatlands Road, Suite C, Santee, California 92071.

     There are no arrangements, known to the Registrant, including any pledge by any person of securities of the Registrant, the operation of which may at a subsequent date result in a change in control of the Registrant.

     There are no arrangements or understandings among members of both the former and the new control groups and their associates with respect to election of directors or other matters, the operation of which may at a subsequent date result in a change of control of the Registrant.

     The foregoing description of the transactions is qualified in its entirety to the full text of the Purchase and Escrow Agreement, filed as an exhibit to this Current Report.

ITEM 5.   OTHER EVENTS.

     As of January 19, 2004, the Registrant changed its address. The Registrant's new address is 9103 Emmott Road, Building 6, Suite A, Houston, Texas 77040. The Registrant's new telephone number is (713) 466-6585.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     None.

     (a)  Exhibits.
          --------

     The following exhibits are filed herewith:

EXHIBIT NO.                             IDENTIFICATION OF EXHIBIT
-----------                             -------------------------
   10.1      Purchase and Escrow Agreement between the Registrant ("Seller"), Wilbert H. Marmion
             ("Purchaser") and J. Bennett Grocock, P.A. ("Escrow Agent"), dated November 12, 2003.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2004

                                 INTERNATIONAL TRUST AND FINANCIAL SYSTEMS, INC.


                                 By  /s/ Wilbert H. Marmion
                                     -------------------------------------------
                                     Wilbert H. Marmion, Chief Executive Officer


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